                                                                    EXHIBIT 12.3
                            Offer to Acquire Notes
                            ----------------------
                                February 12,1999

     Western Gas Resources, Inc., and Guarantors (collectively "Company") pursuant to that certain Note Purchase Agreement dated as of April 1, 1993, as amended to date, by and among the Company and the Purchasers named therein relating to the purchase and sale of the Company's 7.65% Senior Notes due April 30, 2003 (the "Agreement") hereby offers to acquire Notes as described in and pursuant to the terms of Paragraph 7.16 of the Agreement under the following terms and conditions. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     This offer is being made to Purchasers for payment of the Notes in full at par value of the principal amount with interest on such amount being paid as accrued to the "Payment Date" as defined below. The principal amount due to each Purchaser under this Offer to Acquire Notes is as per Schedule I attached hereto. This Offer to Acquire Notes is subject to the approval of the majority lenders of the Company's Loan Agreement with NationsBank of Texas, N.A. as agent, and will expire at 8:00 am MST on Tuesday, February 16, 1999 ("the Expiration"). The "Payment Date" hereunder shall be a date not later than March 5, 1999. In the event that the undersigned Purchaser has accepted this Offer to Acquire Notes, and such Purchaser does not receive payment in full of all its Notes in accordance with the terms hereof on or before March 5, 1999, such Purchaser's acceptance of the terms of this Offer to Acquire Notes shall be null and void and of no force and effect.

     Upon timely receipt of full payment of its Notes in accordance with the foregoing terms of this Offer to Acquire Notes by each Purchaser which has accepted this offer, such Purchaser's Notes shall be surrendered to the Company for cancellation and shall not be reissued, and no Notes will be issued in substitution thereof.

     From the date of acceptance of this Offer to Acquire Notes until the timely receipt of full payment of said Notes in accordance with the foregoing terms of this offer, but no later than the Payment Date, each Purchaser accepting this offer agrees to waive compliance with Section 7.11 of the Agreement for the fiscal quarter ended December 31, 1998; provided however, that for the period of four consecutive fiscal quarters ended on December 31, 1998, Income Available for Fixed Charges shall be at least two hundred forty percent (240%), of Fixed Charges.

     Based upon the foregoing terms and conditions contained in this offer to acquire Notes, please indicate below your acceptance or nonacceptance of the terms hereof and return by facsimile transmission to Company. Your failure to respond prior to the Expiration shall be deemed to constitute your decision to decline this Offer to Acquire Notes.

Offer to Acquire Notes
February 12, 1999
Page 2

           X    The undersigned Purchaser ACCEPTS the offer to acquire Notes
         -----
                under the terms and conditions of this offer by Company;


                The undersigned Purchaser DECLINES the offer to acquire Notes
         -----
                under the terms and conditions of this offer by Company;


                Dated this day of 11th day of February, 1999
                                  ----        --------

Western, Gas Resources, Inc.


  /s/  Vance S. Blalock
---------------------------
By:
Name:  VANCE S. BLALOCK
Title: TREASURER
Fax:   (303) 254-9794

Offer to Acquire Notes
February 12, 1999
Page 3

ACKNOWLEDGED AND ACCEPTED:

Connecticut General Life Insurance Company*
Connecticut General Life Insurance Company,
   on behalf of one or more separate accounts
Life Insurance Company of North America*
Insurance Company of North America*

BY:  CIGNA Investments, Inc.,

     By:   /s/ [ILLEGIBLE]
        --------------------------------

     * This entity is either the registered owner of one or more of the securities pertaining hereto or is a beneficial owner of one or more of such securities owned by and registered in the name of a nominee for that entity.


BY:  THE CANADA LIFE ASSURANCE COMPANY

     By:   /s/ [ILLEGIBLE]
        --------------------------------
               CUMMINGS & CO.
               PARTNER

BY:  CANADA LIFE INSURANCE COMPANY OF AMERICA

     By:   /s/ [ILLEGIBLE]
        --------------------------------
               CUMMINGS & CO.
               PARTNER


BY:  CANADA LIFE INSURANCE COMPANY OF NEW YORK

     By:
        --------------------------------

BY:  THE FRANKLIN LIFE INSURANCE COMPANY

     By:
        --------------------------------

BY:  ROYAL MACCABEES LIFE INSURANCE COMPANY

     By:   /s/ Leonard D. [ILLEGIBLE]
        --------------------------------
               VICE PRESIDENT

Offer to Acquire Notes
February 12, 1999
Page 4

SCHEDULE I

$27,857,142.86    Connecticut General Life Insurance Company*
                  Connecticut General Life Insurance Company,
                     on behalf of one or more separate accounts
                  Life Insurance Company of North America*
                  Insurance Company of North America
                  *This entity is either the registered owner of one or more of the securities pertaining hereto or is a beneficial owner of one or more of such securities owned by and registered in the name of a nominee for that entity.


$ 3,571,428.58    The Canada Life Assurance Company
                  Canada Life Insurance Company of America
                  Canada Life Insurance Company of New York


$ 2,142,857.16    The Franklin Life Insurance Company


$ 2,142,857.16    Royal Maccabees Life Insurance Company